 As filed with the Securities and Exchange Commission on August 17, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________

WESTWATER RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	75-2212772
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

6950 South Potomac Street, Suite 300

Centennial, Colorado 80112

(Address, including zip code, of principal executive offices)

___________________

Westwater Resources, Inc. 2013 Omnibus Incentive Plan, as amended

(Full title of the plan)

Jeffrey L. Vigil

Vice President and Chief Financial Officer

Westwater Resources, Inc.

6950 South Potomac Street, Suite 300

Centennial, Colorado 80112

(303) 531-0516

(Name, address and telephone number, including area code, of agent for service)

___________________

Copies to:

Paul Hilton, Esq.

David R. Crandall, Esq.

Hogan Lovells US LLP

1601 Wewatta Street, Suite 900

Denver, Colorado 80202

Telephone: (303) 899-7300

Facsimile: (303) 899-7333

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐

Accelerated filer  ☐

Non-accelerated filer  ☐

Smaller reporting company  ☑

(Do not check if a smaller reporting company)

Emerging growth company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share (“Common Stock”)	1,000,000	$0.271	$271,000	$33.74

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the Common Stock that may become issuable under the Westwater Resources, Inc. 2013 Omnibus Incentive Plan (as amended, the “2013 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Represents an increase to the number of shares of Common Stock reserved for issuance under the 2013 Plan, which increase was approved by the Registrant’s stockholders on July 18, 2017.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on August 16, 2018.

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EXPLANATORY NOTE

On July 18, 2017, the stockholders of Westwater Resources, Inc. (the “Company”) approved an amendment to the Westwater Resources, Inc. 2013 Omnibus Incentive Plan to increase the authorized number of shares of common stock available and reserved for issuance under such plan by 1,000,000 shares. The shares of common stock being registered pursuant to this registration statement on Form S-8 are additional securities of the same class as the securities for which a registration statement on Form S-8 (File No. 333-193075) was filed with the Securities and Exchange Commission (the “Commission”) on December 24, 2013. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this registration statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated by reference in this registration statement:

(a)

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 1, 2018;

(b)

The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed with the Commission on May 10, 2018 and August 8, 2018 respectively;

(c)

The Company’s Current Reports on Form 8-K filed with the Commission on March 13, 2018, April 19, 2018, April 23, 2018, June 15, 2018 and June 25, 2018 (except that any portions thereof which are furnished and not filed shall not be deemed incorporated); and

(d)

The description of the Company’s common stock contained in its Form 8-A filed on April 11, 2007, including any amendments or reports filed for the purpose of updating the description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 8. Exhibits

Exhibit Number	Description
4.1	Westwater Resources, Inc. 2013 Omnibus Incentive Plan, as amended (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on May 23, 2017).
4.2

Restated Certificate of Incorporation of the Company, as amended through August 21, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017).

4.3

Amended and Restated Bylaws of the Company, as amended August 21, 2017 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017).

5.1	Opinion of Hogan Lovells US LLP as to the legality of the securities being registered.
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
23.2	Consents of Independent Registered Public Accounting Firms.
24	Power of Attorney (included on signature page).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Centennial, State of Colorado, on the 17th day of August, 2018.

WESTWATER RESOURCES, INC.

By:

/s/ Christopher M. Jones

Name:

Christopher M. Jones

Title:

President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Messrs. Christopher M. Jones and Jeffrey L. Vigil, and each of them severally, his true and lawful attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher M. Jones	President, Chief Executive Officer and Director (Principal Executive Officer)	August 17, 2018
Christopher M. Jones
/s/ Jeffrey L. Vigil	Vice President—Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 17, 2018
Jeffrey L. Vigil
/s/ Terence J. Cryan	Director and Chairman	August 17, 2018
Terence J. Cryan
/s/ Patrick N. Burke	Director	August 17, 2018
Patrick N. Burke
/s/ Marvin K. Kaiser	Director	August 17, 2018
Marvin K. Kaiser
/s/ Tracy D. Pagliara	Director	August 17, 2018
Tracy D. Pagliara